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                                   AGREEMENT

         AGREEMENT (this "Agreement") dated as of December 23, 1998, by and between Cendant Corporation (the "Company") and Michael P. Monaco (the "Executive").

         WHEREAS, the Company (formerly known as CUC International, Inc. and the successor in interest to HFS Incorporated) and the Executive are parties to that certain agreement, dated as of September 12, 1997, governing the terms of the Executive's employment with the Company (the "Employment Agreement");

         WHEREAS, the Company has promoted the Executive to Chairman and Chief Executive Officer of the Company's Alliance Marketing Division and the Executive has accepted such promotion (the "New Position"); and

         WHEREAS, the Executive acknowledges that the New Position involves material changes to his duties and responsibilities, including without limitation a change to his primary business office to Stamford, Connecticut.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Any and all changes in the Executive's duties, responsibilities and obligations in connection with his promotion to the New Position shall not constitute a Constructive Discharge within the meaning of the Employment Agreement, and the Executive hereby waives any right to claim Constructive Discharge under the Agreement in connection with such changes.

2. The last clause of the first sentence of Section VIII.E.ii of the Employment Agreement, which clause currently reads, in its entirety, as "or any relocation of the Executive's employment to a location more than 15 miles from the city limits of Parsippany, New Jersey," is hereby amended and restated to read, in its entirety as follows:

                  "or any relocation of the Executive's employment to a location which is each of (i) more than 15 miles from the city limits of Parsippany, New Jersey, (ii) more than 15 miles from the city limits of Stamford, Connecticut and (iii) outside of the borough of Manhattan, New York City."

3. Except as otherwise provided in this Agreement, the Employment Agreement shall remain in full force and effect.


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4.   This Agreement has been executed and delivered in the State of New Jersey and its validity, interpretation, performance and enforcement shall be governed by the laws of such state.

5. This Agreement may be executed in counterparts, of each which will be deemed an original, but both of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                              CENDANT CORPORATION

                              By:      /s/ Thomas D. Christopoul
                                       ------------------------------
                                       Thomas D. Christopoul
                                       Executive Vice President
                                       Human Resources

/s/ Michael P. Monaco
------------------------
Michael P. Monaco